Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on May 7, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GMS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-2931287 (I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084
(800) 392-4619
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

G. Michael Callahan, Jr.
Chief Executive Officer
GMS Inc.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084
(800) 392-4619
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Ortwein
Kyle G. Healy
Alston & Bird LLP
One Atlantic Center
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, par value $0.01 per share	1,129,033	$18.07	$20,401,626	$2,472.68

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common stock being registered hereunder includes such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of any stock splits, stock dividends or similar transactions for which no consideration will be received by the registrant.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices as reported on the New York Stock Exchange on May 1, 2019.

(3)
Calculated under Rule 457(o) of the rules and regulations under the Securities Act

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated May 7, 2019

Prospectus

GMS Inc.

Common Stock

        This prospectus relates to resale by the selling stockholders named herein of up to 1,129,033 shares of our common stock issuable upon exchange of non-voting exchangeable shares (the "Exchangeable Shares") of our indirect subsidiary Canada Gypsum Management and Supply, Inc. The Exchangeable Shares were issued to the selling stockholders in connection with our acquisition of WSB Titan ("Titan"), a distributer of drywall, lumber, commercial and residential building materials, on June 1, 2018. We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        The common stock may be offered or sold by the selling stockholders at fixed prices, at prevailing market prices at the time of sale or at prices related to prevailing market prices or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under "Plan of Distribution" and in supplements to this prospectus in connection with a particular offering of our common stock by the selling stockholders. The selling stockholders will bear all underwriting commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.

        This prospectus describes the general manner in which common stock may be offered and sold by the selling stockholders. When the selling stockholders sell common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. This prospectus may not be used to sell securities without a prospectus supplement identifying the selling stockholders and describing the method and terms of the offering. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange under the symbol "GMS". The last reported sale price of our common stock on May 6, 2019 was $19.76 per share.

        Investing in our common stock involves risk. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018 filed with the Securities and Exchange Commission on June 28, 2018 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See "Incorporation by Reference".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2019.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), using the SEC's "shelf" registration rules. Pursuant to this prospectus, the selling stockholders may, from time to time, sell shares of our common stock in one or more offerings.

        This prospectus has been filed on behalf of the selling stockholders identified herein and to be identified in supplements to this prospectus using a continuous offering process. Under the continuous offering process, the selling stockholders may, from time to time until the registration statement is withdrawn by us or expires, sell the common stock offered pursuant to this prospectus in one or more offerings. When the selling stockholders offer common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation by Reference".

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information".

        You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

        References in this prospectus to the "Company," "GMS," "we," "us" and "our" and similar terms refer to GMS Inc. and its consolidated subsidiaries.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," or "should," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained or incorporated by reference in this prospectus are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed or incorporated by reference in this prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  •
  general economic and financial conditions;

  •
  our dependency upon the commercial and residential construction and residential repair and remodeling markets;

  •
  competition in our highly fragmented industry and the markets in which we operate;

  •
  the fluctuations in prices of the products we distribute;

  •
  the consolidation of our industry;

  •
  our ability to successfully implement our strategic initiatives, including our growth strategy and cost reduction initiative;

  •
  our inability to pursue strategic transactions and open new branches;

  •
  our inability to expand into new geographic markets;

  •
  our ability to successfully identify acquisition candidates, complete and integrate acquisitions and achieve synergies;

  •
  product shortages and potential loss of relationships with key suppliers;

  •
  the seasonality of the commercial and residential construction markets;

  •
  the potential loss of any significant customers;

  •
  exposure to product liability and various other claims and litigation;

  •
  our inability to attract key employees;

  •
  rising health care costs and labor costs, including the impact of labor and trucking shortages;

  •
  the reduction of the quantity of products our customers purchase;

  •
  the credit risk from our customers;

  •
  our inability to renew leases for our facilities;

  •
  our inability to effectively manage our inventory as our sales volume increases or the prices of the products we distribute fluctuate;

  •
  an impairment of our goodwill or intangible assets;

  •
  the impact of federal, state, provincial and local regulations;

  •
  the cost of compliance with environmental, health and safety laws and other regulations;

  •
  significant increases in fuel costs or shortages in the supply of fuel;

  •
  a disruption or cybersecurity breach in our IT systems;

  •
  natural or man-made disruptions to our facilities;

  •
  our exposure to greater than anticipated tax liabilities;

  •
  the risk of our foreign operations, including currency rate fluctuations;

  •
  the imposition of tariffs and other trade barriers, and the effect of retaliatory trade measures;

  •
  our inability to engage in activities that may be in our best long-term interests because of restrictions in our debt agreements;

  •
  our current level of indebtedness and our potential to incur additional indebtedness;

  •
  our inability to obtain additional financing on acceptable terms, if at all;

  •
  our holding company structure;

  •
  the influence of AEA Investors LP and certain affiliates thereof on us;

  •
  future sales of our common stock; and

  •
  other risks and uncertainties, including those listed under "Risk Factors" in Part 1, Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2018, filed with the SEC on June 28, 2018, as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and other reports we file with the SEC.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statement included or incorporated by reference in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

 OUR COMPANY

        Founded in 1971, GMS Inc. is the leading North American distributor of wallboard and suspended ceilings systems, or ceilings. Our core customer is the interior contractor, who typically installs wallboard, ceilings and our other interior construction products in commercial and residential buildings. As a leading specialty distributor, we serve as a critical link between our suppliers and a highly fragmented customer base of over 20,000 contractors. Our operating model combines a national platform with a local go-to-market strategy through over 245 branches across the United States and Canada. We believe this combination enables us to generate economies of scale while maintaining the high service levels, entrepreneurial culture and customer intimacy of a local business.

        GMS Inc. is a Delaware corporation. Our principal executive office is located at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084, and our telephone number at that address is (800) 392-4619. We maintain a website at www.gms.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference in, this prospectus.

        On June 1, 2018, we acquired all of the outstanding equity interests of WSB Titan ("Titan"), a distributer of drywall, lumber, commercial and residential building materials. Titan is a gypsum specialty dealer with 30 locations across five provinces in Canada. The stated purchase price was $627.0 million (C$800.0 million), subject to a working capital and certain other adjustments as set forth in the securities purchase agreement.

        In connection with the acquisition of Titan, we issued 1,129,033 shares of non-voting exchangeable shares (the "Exchangeable Shares") of our indirect subsidiary Canada Gypsum Management and Supply, Inc. to the selling stockholders. The holders of the Exchangeable Shares are entitled to receive dividends or distributions that are equal to any dividends or distributions on our common stock. The holders of the Exchangeable Shares do not have voting rights. The Exchangeable Shares contain rights that allow the holders to exchange their Exchangeable Shares for our common stock at any time on a one-for-one basis. If exchanged, the holders are prevented from transferring our common stock for one year from the Titan acquisition date. The Exchangeable Shares also contain rights that allow us, through our indirect wholly-owned subsidiary, to convert the Exchangeable Shares into our common stock on or after the fifth anniversary of the initial issuance of the Exchangeable Shares or upon certain events, as defined in the agreement.

        In connection with the Titan acquisition, we agreed to use commercially reasonable efforts to register the resale by the selling stockholders from time-to-time of the shares of our common stock that they receive upon exchange of the Exchangeable Shares. This prospectus is part of the registration statement registering the resale of such shares of our common stock by the selling stockholders.

 RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should carefully consider the risks set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018, filed with the SEC on June 28, 2018 (which document is incorporated by reference herein), as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See "Incorporation by Reference" and "Where You Can Find More Information." See also the information contained under the heading "Cautionary Note Regarding Forward-Looking Statements" above. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock.

 USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from any sales pursuant to this prospectus.

        We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than any underwriting discounts and commissions, which will be borne by the selling stockholders.

SELLING STOCKHOLDERS

        Selling stockholders may from time to time offer and sell the shares of common stock offered by this prospectus. On June 1, 2018, we acquired all of the outstanding equity interests of Titan. As part of the consideration, certain members of Titan's management received the Exchangeable Shares, which are exchangeable for shares of the Company's common stock on a one-for-one basis. The common stock being offered by the selling stockholders is constituted of 1,129,033 shares of our common stock issuable upon exchange of the Exchangeable Shares. We are registering the common stock issuable upon exchange of the Exchangeable Shares in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution." Other than as described in the footnote to the table below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

        The following tables set forth certain information as of April 30, 2019 (unless otherwise noted) concerning, among other things, the number of shares of common stock that may be offered from time to time by each selling stockholder pursuant to this prospectus. As of April 30, 2019, we had 40,374,750 shares of common stock issued and outstanding, treating as common stock equivalents the outstanding Exchangeable Shares that may be exchanged for 1,129,033 shares of common stock. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, assuming exchange of the Exchangeable Shares held by the selling stockholders on that date, taking into account any limitations on exercise contained therein. The third column lists the common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus, and represents shares beneficially owned by the selling stockholders that are not being offered pursuant to this prospectus. The fifth column is based on 40,374,750 shares of common stock outstanding as of April 30, 2019, and assumes all shares underlying the Exchangeable Shares held by the selling stockholders included in the second column have been sold as of that date. The information is based on information provided by or on behalf of the selling stockholders. We have assumed for purposes of the table below that the selling stockholders will sell all of their shares of common stock that may be sold under this prospectus, and that any other shares of our common stock beneficially owned by the selling stockholders will continue to be beneficially owned.

        Under some circumstances, the respective donees, pledgees and transferees or other successors in interest of the selling stockholders may also sell the shares listed below as being held by the selling stockholders. The term "selling stockholder" includes donees, pledgees, transferees, or other successors in interest selling securities received from the named selling stockholders as a gift, pledge, shareholder distribution, or other non-sale related transfer after the date of this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering (Assuming the Sale of all Shares Offered)	Common Stock Ownership Percentage Following the Offering
2515682 Ontario Inc.(1)	677,421	677,421	0	0%
Slegg Building Materials Ltd.(2)	225,806	225,806	0	0%
Shoefam Holdings Inc.(3)	225,806	225,806	0	0%

(1)
Douglas Skrepnek is the President and directly or indirectly owns and beneficially holds the voting equity of 2515684 Ontario Inc. Mr. Skrepnek served as the chief executive officer of Titan prior to our acquisition of Titan and currently serves as our President, GMS Canada. Mr. Skrepnek has investment power and voting control over the shares held by 2515684 Ontario Inc.

(2)
Gordon Coutts is the President and directly or indirectly owns and beneficially holds the voting equity of Slegg Building Materials Ltd. Mr. Coutts served as the Chief Operating Officer of Titan prior to our acquisition of Titan and currently serves as our Chief Operating Officer, GMS Canada. Mr. Coutts has investment power and voting control over the shares held by Slegg Building Materials Ltd.

(3)
Ryan Shoemaker is the President and directly or indirectly owns and beneficially holds the equity of Shoefam Holdings Inc. Mr. Shoemaker served as the President, Shoemaker Limited Partnership, a subsidiary of Titan prior to our acquisition of Titan and currently serves as our President, Shoemaker Divisions. Mr. Shoemaker has investment power and voting control over the shares held by Shoefam Holdings Inc.

 DESCRIPTION OF CAPITAL STOCK

        The following summary of the terms of our common stock is qualified in its entirety by reference to our second amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms apart, and the Delaware General Corporation Law, or the DGCL. See "Where You Can Find More Information".

General

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of April 30, 2019, there were 40,374,750 outstanding shares of common stock (excluding 2,080,207 shares of our common stock issuable upon exercise of outstanding stock options and 193,205 shares of our common stock issuable upon the settlement of restricted stock units), treating as common stock equivalents the outstanding Exchangeable Shares that may be exchanged for 1,129,033 shares of common stock, and no outstanding shares of preferred stock. As of April 30, 2019, we had 20 stockholders of record.

        The following descriptions of our capital stock, second amended and restated certificate of incorporation and amended and restated bylaws are intended as summaries only and are qualified in their entirety by reference to our second amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

Common Stock

        The holders of our common stock are entitled to the following rights, preferences and privileges:

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election. There will be no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director. Holders of common stock are entitled to be paid ratably any dividends as may be declared by our board of directors (in its sole discretion), subject to any preferential dividend rights of outstanding preferred stock (if any).

        In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably, in proportion to the number of shares held by them, the assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights (if any) of any outstanding preferred stock. Holders of our common stock have no preemptive or other rights to subscribe for additional shares. The shares of our outstanding common stock are not subject to further calls or assessments by us. There are no conversion or redemption rights or sinking fund provisions applicable to the shares of our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Our preferred stock, if issued, may have priority over our common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. To the extent permitted by law, our board of directors will have the authority, without further stockholder authorization, to issue from time to time shares of authorized preferred stock in one or more series and to fix the terms, powers (including voting powers), rights and preferences, variations and the restrictions and limitations thereof of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Limitations on Directors' Liability

        Our second amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In connection with our initial public offering, we entered into indemnification agreements with each of our directors which, in certain cases, are broader than the specific indemnification provisions provided for under Delaware law.

        In addition, to the fullest extent permitted by Delaware law, our second amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages from a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

  •
  any breach of his or her duty of loyalty to us or our stockholders;

  •
  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

  •
  the payment of dividends or the redemption or purchase of stock in violation of the DGCL; or

  •
  any transaction from which the director derived an improper personal benefit. This provision does not affect a director's liability under the federal securities laws.

        To the extent that our directors, officers and controlling persons are indemnified under the provisions of our second amended and restated certificate of incorporation, the DGCL or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect

        The DGCL, our second amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered Board; Removal of Directors

        Our second amended and restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director will be subject to removal by our stockholders only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of all of our then outstanding common stock. Any vacancy on our board of directors, including a vacancy resulting from an increase in the number of directors, may only be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock or rights granted pursuant to our stockholders' agreement).

        Furthermore, our second amended and restated certificate of incorporation provides that the total number of directors may be changed only by the resolution of our board of directors (subject to the rights of holders of any series of preferred stock to elect additional directors). The classification of our board of directors and the limitations on the removal of directors, changes to the total numbers of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.

Stockholder Action by Written Consent; Special Meetings

        Our second amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent. Our second amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can be called only by our chairman of the board or our board of directors.

Advance Notice Requirements for Stockholder Proposals

        Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Section 203 of the Delaware General Corporation Law

        While we have opted out of Section 203 of the DGCL, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, "voting stock" means any class or series of stock entitled to vote generally in the election of directors.

        Under certain circumstances, this provision will make it more difficult for a person who qualifies as an "interested stockholder" to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

        Our second amended and restated certificate of incorporation provides that certain affiliates of AEA Investors LP, their respective affiliates and any of their direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute "interested stockholders" for purposes of this provision.

Amendments to Our Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the shares presents at any meeting and entitled to vote on a matter is required to amend a corporation's bylaws, unless a corporation's bylaws require a greater percentage. Our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class.

Exclusive Forum

        Our second amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers or employees, (iii) any action asserting a claim against us arising under the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of claims to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers and may limit our stockholders' ability to obtain a favorable judicial forum for disputes with us.

Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "GMS".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc.

PLAN OF DISTRIBUTION

        The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities offered hereby on any stock exchange, market, or trading facility (including, without limitation, the New York Stock Exchange and the over-the-counter market) on which the securities are traded or in private transactions, subject to applicable law. These sales may be public or private at prices prevailing in such market, fixed prices, or prices negotiated at the time of sale. The securities may be sold by the selling stockholders directly to one or more purchasers, through agents designated from time to time, or to or through broker-dealers designated from time to time. In the event the securities are publicly offered through broker-dealers or agents, the selling stockholders may enter into agreements with respect thereto. The selling stockholders may, subject to applicable law, also use any one or more of the following methods when selling the securities offered hereby:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades (which may involve crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  sales by broker-dealers of a specified number of such securities at a stipulated price per share;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell the securities offered hereby under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the securities offered hereby owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities offered hereby from time to time under this prospectus, or under an amendment to this prospectus, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders also may transfer the securities offered hereby in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and the broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any discounts and any commissions received by such broker-dealers or agents and any profit on the sale of such securities purchased by them and any discounts or commissions might be deemed to be underwriting discounts or commissions under the Securities Act. Any such broker-dealers and agents may engage in transactions with, and perform services for, us. At the time a particular offer of the securities offered hereby is made by the selling stockholders, to the extent required, a prospectus will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the public offering price thereof, the name or names of any broker-dealers or agents, and any discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the selling stockholders.

        In order to comply with the securities laws of certain states, sales of securities offered hereby to the public in such states may be made only through broker-dealers who are registered or licensed in such states. Sales of securities offered hereby must also be made by the selling stockholders in compliance with other applicable state securities laws and regulations. We are required to pay all fees and expenses incident to the registration of the securities; provided, that the selling stockholders are required, severally and not jointly, to pay all underwriting fees and discounts, selling commissions, brokerage fees, and stock transfer taxes applicable to securities sold by such selling stockholders hereby. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

        In effecting sales, brokers or dealers engaged by us and the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

        The selling stockholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

        The selling stockholders may sell shares of our common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

        Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

        A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder that is an individual may make gifts of common stock covered hereby. Such donees may use the prospectus to resell the common stock or, if required by law, we may file a prospectus supplement naming such donees.

        We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any stockholder. There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than pursuant to this prospectus or any applicable prospectus supplement.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

        The consolidated financial statements of GMS Inc. at April 30, 2018, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements as of April 30, 2017 and for each of the two years in the period ended April 30, 2017 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended April 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

        You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended April 30, 2018, filed with the SEC on June 28, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2018, October 31, 2018, and January 31, 2019 filed with the SEC on August 30, 2018, December 4, 2018, and March 5, 2019, respectively;

  •
  our Current Reports on Form 8-K, filed with the SEC on June 4, 2018, as amended by an Amended Current Report on Form 8-K/A filed with the SEC on August 15, 2018, June 6, 2018, July 30, 2018, October 1, 2018, November 1, 2018, January 10, 2019, April 4, 2019 and April 25, 2019;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 28, 2018, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 23, 2016, as supplemented by the "Description of Capital Stock" included in this prospectus and including all amendments and reports filed for the purpose of updating such description.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

GMS Inc.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084
Attention: Investor Relations
(678) 353-2883

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock offered hereby. As allowed by SEC rules, this prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto.

        Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information we file with or furnish to the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.gms.com when such reports are made available on the SEC's website at www.sec.gov. Information on our website does not constitute part of this prospectus. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

GMS Inc.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084
Attention: Investor Relations
(678) 353-2883

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The expenses in connection with the issuance and distribution of the securities being registered hereby will be borne by the Company and are set forth in the following table (all amounts except the registration fee are estimates):

Amount
SEC registration fee	$2,473
Legal fees and expenses	40,000
Accounting fees and expenses	60,000

Total	$102,473

Item 15.    Indemnification of Directors and Officers

        Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The registrant's certificate of incorporation contains a provision which eliminates directors' personal liability as set forth above.

        The registrant's certificate of incorporation and bylaws provide in effect that the registrant shall indemnify its directors and officers to the extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

        Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        The registrant has in effect insurance policies for general officers' and directors' liability insurance covering all of its officers and directors. In addition, the registrant has entered into indemnification agreements with its directors and officers. These indemnification agreements may require the registrant, among other things, to indemnify each such director or officer for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by such director or officer in any action or proceeding arising out of his or her service as one of the registrant's directors or officers.

Item 16.    Exhibits and Financial Statement Schedules

        See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.		Exhibit Description
3.1		Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 filed on May 16, 2016 (File No. 333-205902)).
3.2
Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 filed on May 16, 2016 (File No. 333-205902)).
4.1
Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 filed on May 16, 2016 (File No. 333-205902)).
4.2
Securities Purchase Agreement dated April 4, 2018 among GMS Inc. the Sellers therein, the Sellers' Agents and the Acquired entities (in each case as named herein) (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated April 5, 2018 (File No. 001-37784)).
4.3	*	Exchange Rights Agreement dated June 1, 2018 among GMS Inc. and the other parties named therein.
4.4	*	Support Agreement dated June 1, 2018 among GMS Inc. and the other parties named therein.
5.1	*	Opinion of Alston & Bird LLP.
23.1	*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.3	*	Consent of Alston & Bird LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (included on signature page to this registration statement).

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on this 7th day of May, 2019.

GMS INC.
By:	/s/ G. MICHAEL CALLAHAN, JR.

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of GMS Inc. constitutes and appoints each of G. Michael Callahan, Jr., Craig D. Apolinsky, and Lynn Ross, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that either of the said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. MICHAEL CALLAHAN, JR. G. Michael Callahan, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2019
/s/ LYNN ROSS Lynn Ross	Corporate Controller and Chief Accounting Officer (Interim Principal Financial Officer and Principal Accounting Officer)	May 7, 2019
/s/ RICHARD K. MUELLER Richard K. Mueller	Chairman of the Board	May 7, 2019
/s/ PETER C. BROWNING Peter C. Browning	Director	May 7, 2019

Signature	Title	Date

/s/ JOHN J. GAVIN John J. Gavin	Director	May 7, 2019
/s/ THERON I. GILLIAM Theron I. Gilliam	Director	May 7, 2019
/s/ BRIAN R. HOESTEREY Brian R. Hoesterey	Director	May 7, 2019
/s/ TERI P. MCCLURE Teri P. McClure	Director	May 7, 2019
/s/ RONALD R. ROSS Ronald R. Ross	Director	May 7, 2019
/s/ J. LOUIS SHARPE J. Louis Sharpe	Director	May 7, 2019
/s/ J. DAVID SMITH J. David Smith	Director	May 7, 2019